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FURIEX PHARMACEUTICALS, INC.

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FOREST LABORATORIES, INC.

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The following is an excerpt from Forest Laboratories Inc.’s fourth quarter earnings call held on April 29, 2014:

Question from David Amsellem of Piper Jaffray:

“Thanks. Just a couple, wanted to follow up in eluxadoline, so first on the pancreatitis events, what are your thoughts about potential for a restrictive REMS? And then secondly, in terms of the DEA scheduling, I’m just wondering out loud why it would be scheduled at all, given that this is a product that has limited systemic absorption? Thanks.”

Answer from Brenton L. Saunders:

“So, David, I appreciate the questions. On the scheduling, we hope you’re right, but we obviously have to go through that process with the FDA and DEA ultimately. But let me turn it over to Marco to answer both one and two and maybe with more detail.”

Answer from Marco Taglietti, M.D. - Executive Vice President, Drug Development and Research, and Chief Medical Officer of Forest Laboratories, Inc.:

“Sure. So first of all, David, let’s start with pancreatitis. We, of course, we looked very carefully before closing the deal in the database, which is over 2,000 patients actually treated with eluxadoline. And let me just say these are pancreatitis – we don’t see this as an approvability issue. The events are uncommon. We have very few, actually, cases of pancreatitis. Second, they are mild. And the third, they are fully reversible. This is the type of dose event that will be easily managed in the labeling with medical educations. At this point, we don’t expect any kind of restrictive REMS. And therefore, we don’t see this at all as a kind of showstopper. With regards to the – or problems in terms of probability.

With regards to scheduling, as Brent was saying, I think that you’re pretty right, that this drug is not absorbed. The drug doesn’t show in our clinical trial any form of being potentially abused, but this is part of our discussion we will have to do with the agency.”

Answer from Brenton L. Saunders:

“And I think in fairness, David, we tend to model a bit conservatively. And then, if it does better and we get better outcomes with the FDA, then the return and everything else gets stronger.”

Question from Tim Chiang - CRT Capital:

“Hi. Thanks. I just had one follow-up question on the eluxadoline product. You guys had mentioned Schedule 3 as sort of the conservative base case scenario. In your due diligence with that product, what are the differences in terms of what you can say on the marketing side, scheduled drugs versus non-scheduled drugs? I mean, certainly if you look at Linzess, you have a very sizable marketing DTC campaign going on with that product. I guess with this product, if it’s scheduled, you wouldn’t be able to do that, right?”

Answer from Brenton L. Saunders:

“Well, not necessarily, depending on what schedule it is. So take Schedule 5. I believe Lyrica, for example, is Schedule 5. And they run DTC campaigns quite a bit. I think Ambien was Schedule 4. And Ambien, at the time, ran quite a few DTC, a lot of television and consumer campaigns as well. I think the real difference for us is between Schedule 3 and Schedule 4 is really paperwork and sampling. It’s got nothing to do with refills or how we communicate the message. Obviously, fewer restrictions creates a better story and profile around the drug. And so we’re going to work very hard with FDA and DEA to make a strong, convincing case that it shouldn’t be scheduled altogether. But I think realistically, it’s going to be somewhere between 3 and 5. And we obviously model conservatively and still hit all of our internal numbers and thresholds, and everything else from there is upside.”

Safe Harbor Statement

This information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including that the transactions may not be timely completed, if at all, that prior to completion of the transactions, Furiex’s business may experience significant disruptions due to transaction-related uncertainty or other factors, the timing and the benefits of the business combination transaction, the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule, the requirement that Furiex’s shareholders approve the transaction, the risk that the businesses will not be integrated successfully, the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timing of Actavis plc’s acquisition of Forest, the timely development and launch of new products, and the risk factors listed from time to time in Forest Laboratories’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings and Furiex’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC 5 filings. Neither Forest nor Furiex assumes any obligation to update forward-looking statements contained in this release to reflect new information or future events or developments. Each of Forest and Furiex intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of each of Forest and Furiex, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Additional Information and Where to Find It

This announcement is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of Furiex. In connection with the proposed acquisition Furiex will file a proxy statement with the SEC. Additionally, Furiex will file other relevant materials with the SEC in connection of the proposed acquisition. The proxy statement and other materials that Furiex plans to file with the SEC will contain important information about Furiex, Forest, the proposed merger and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY ARE AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement and proxy card by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Furiex, without charge, from the SEC’s website (http://www.sec.gov). In addition, investors and security holders may obtain free copies of the documents Furiex files with the SEC by directing a written request to Furiex Pharmaceuticals, Inc., 3900 Paramount Parkway, Suite 150, Morrisville, NC 27560, Attention: Investor Relations. Copies of Furiex’s filings with the SEC may also be obtained at the “Investors” section of Furiex’s website at www.furiex.com.

Participants in the Solicitation

Forest, Furiex and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Furiex in connection with the proposed transaction. Information about those directors and executive officers of Furiex, including their ownership of Furiex securities, is set forth in the proxy statement for Furiex’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2014, as supplemented by other Furiex filings with the SEC. Information about the directors and officers of Forest is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on July 8, 2013 and certain of its Current Reports on Form 8-K. Investors and security holders may obtain additional information regarding the direct and indirect interests of Furiex and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.